For the fiscal year ended:  September 30, 2001.

File number: 811-7343

The Prudential Investment Portfolios, Inc.
	Prudential Jennison Equity Opportunity Fund   (Series 2)

SUB-ITEM 77-0

  EXHIBITS

    Transactions Effected Pursuant to Rule 10f-3

Ia.

1.   Name of Issuer
Garmin Ltd.

2.   Date of Purchase
 12/8/2000

3.   Number of Securities Purchased
  53,200

4.   Dollar Amount of Purchase
  $744,800

5.   Price Per Unit
  $14.00

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
 Merrill Lynch & Co.

7.  Other members of the Underwriting Syndicate:

	Credit Suisse First Boston Corporation
	Merrill Lynch
	Salomon Smith Barney Inc.
	Banc of America Securities LLC
	CIBC World Markets Corp.
	Goldman, Sachs & Co.
	ING Barings LLC
	Invemed Associates, Inc.
	Prudential Securities
	UBS Warburg LLC
	Wit SoundView Corporation
	Robert W. Baird & Co. Incorporated
	Edward D. Jones & Co., L.P.
	Legg Mason Wood Walker, Incorporated
	McDonald Investments Inc., A KeyCorp Company
	Sanders Morris Harris
	C.E. Unterberg, Towbin
	Utendahl Capital Partners. L.P.
	H.C. Wainwright & Co., Inc.




































Ib.

1.   Name of Issuer
American Financial Group Inc.

2.   Date of Purchase
 12/14/2000

3.   Number of Securities Purchased
  72,382

4.   Dollar Amount of Purchase
  $1,420,850

5.   Price Per Unit
  $19.63

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
 Credit Suisse First Boston

7.	Other members of the Underwriting Syndicate

		Credit Suisse First Boston Corporation
	Bear, Stearns & Co. Inc.
	Merrill Lynch
	Advest, Inc.
	Banc of America Securities LLC
	Conning & Company
	Dowling & Partners Securities LLC
	Fox-Pitt, Kelton Inc.
	Invemed Associates LLC
	Keefe, Bruyette & Woods, Inc.
	McDonald Investments Inc.
	Morgan Keegan & Company, Inc.
	Prudential Securities
	Salomon Smith Barney Inc.
	UBS Warburg LLC
	Wasserstein Perella Securities, Inc.






Ic.

1.   Name of Issuer
  Sprint Corporation

2.   Date of Purchase
 5/30/2001

3.   Number of Securities Purchased
  152,032,238

4.   Dollar Amount of Purchase
  $2,888,612,522

5.   Price Per Unit
  $19.00

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
 UBS Warburg

7.   Other members of the Underwriting Syndicate

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
Deutsche Banc Alex. Brown Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Allen & Company Incorporated
Robert W. Baird & Co. Incorporated
Dresdner Kleinwort Wasserstein
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Edward D. Jones & Co. L.P.
Prudential Securities Incorporated
Samuel A. Ramirez & Company, Inc.
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.




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